Exhibit 99.1

FOR IMMEDIATE RELEASE:                 THURSDAY, MAY 15, 2003

    VERSAR ANNOUNCES FISCAL 2003 THIRD QUARTER RESULTS

Springfield,  VA,  Thursday, May 15, 2003.  VERSAR,  Inc.  (Amex:
VSR) today reported that operating income for the third quarter of fiscal year 2003 was $114,000 versus $182,000 in the third quarter of fiscal year 2002. Net service revenues for the third quarter of fiscal 2003 were $8,843,000 compared to $9,339,000 reported in fiscal year 2002. The decrease is due to lower markup on reduced subcontract costs primarily attributable to the winding down of the Company's STEPO contract in the Defense segment. Due to the reduced financial performance in fiscal year 2003, the Company recorded a $500,000 (non-cash) increase to the Company's reserve on its deferred tax asset during the third quarter of fiscal year 2003. Earnings adjusted for the tax reserve would have been $.01 per share for the third quarter of fiscal year 2003.

Dr. Ted Prociv, Prociv, President and CEO of Versar stated, "Despite difficult winter weather conditions and the build-up to the Iraq hostilities, Versar maintained an operating profit. Nevertheless, because of lower than planned profitability, we were required to reverse a portion of our deferred tax asset and report a loss."

Dr. Prociv also said, "During the past months, Versar has received, as prime contractor or principal subcontractor, several contracts with very large dollar capacities to serve existing and new federal government clients. But, while the government has issued these large capacity contracts, it has not funded them as fast as we hoped to perform critical homeland security, defense and environmental work. Our focus in the next few months will be getting more work from our largest clients, using our existing contract capacity, thereby building revenue. I am committed that Versar return to profitability, balancing costs with revenue. We have made progress in the last few months and I am confident we will see the results of this effort shortly. Our re-structuring efforts are now having a positive effect on our performance and should sustain profitability well into the future. The outlook for the balance of the fiscal year remains good. At some point, today's uncertain economic environment will end and Versar will emerge in a stronger competitive position."

Versar, Inc., headquartered in Springfield, VA, is a publicly held professional services firm supporting government and industry in national defense/homeland defense programs, environmental health and safety and infrastructure revitalization. Versar operates a number of web sites, including the corporate Web sites, http://www.versar.com, http://www.homelanddefense.com, and http://www.geomet.com; and a B2B portal for homeland defense products and services, http://www.nbcprotect.com.

This press release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versar's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended June 30, 2002.

Contact:  James C. Dobbs  (703) 642-6712   Email: dobbsjam@versar.com

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                 VERSAR, INC. AND SUBSIDIARIES
             Consolidated Statements of Operations
     (Unaudited - in thousands, except per share amounts)

                           For the Three-Month      For the Nine-Month
                         Periods Ended March 31,  Periods Ended March 31,
                         -----------------------  -----------------------
                             2003       2002          2003       2002
                         ----------- -----------  ----------- -----------

GROSS REVENUE            $   13,366  $   17,225   $   42,678  $   50,502
Purchased services and
 materials, at cost           4,523       7,886       16,540      22,016
                         ----------- -----------  ----------- -----------

NET SERVICE REVENUE           8,843       9,339       26,138      28,486
Direct costs of services
 and overhead                 7,314       7,590       21,167      22,618
Selling, general and
 administrative expenses      1,415       1,567        4,473       4,718
Other Expenses                  ---         ---          800         ---
                         ----------- -----------  ----------- -----------

OPERATING INCOME (LOSS)         114         182         (302)      1,150

OTHER EXPENSE
Interest expense                 46          49          121         174
Income tax expense              523          42        1,104         392
                         ----------- -----------  ----------- -----------

(LOSS) INCOME FROM
 CONTINUING OPERATIONS         (455)         91       (1,527)        584

Loss from discontinued
 operations(net of tax
 benefit $50)                   ---         ---          ---         (80)
                         ----------- -----------  ----------- -----------

NET (LOSS) INCOME        $     (455) $       91   $   (1,527) $      504
                         =========== ===========  =========== ===========

(LOSS) INCOME PER SHARE
 FROM CONTINUING
 OPERATIONS - BASIC      $    (0.06) $     0.01   $    (0.21) $     0.09
                         =========== ===========  =========== ===========

(LOSS) INCOME PER SHARE
 FROM CONTINUING
 OPERATIONS - DILUTED    $    (0.06) $     0.01   $    (0.21) $     0.08
                         =========== ===========  =========== ===========

(LOSS) PER SHARE FROM
 DISCONTINUED OPERATIONS
 -BASIC AND DILUTED      $      ---  $      ---   $     ---   $    (0.01)
                         =========== ===========  =========== ===========

NET (LOSS) INCOME PER
 SHARE - BASIC           $    (0.06) $     0.01   $    (0.21) $     0.08
                         =========== ===========  =========== ===========

NET (LOSS) INCOME PER
 SHARE - DILUTED         $    (0.06) $     0.01   $    (0.21) $     0.07
                         =========== ===========  =========== ===========

WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING
 - BASIC                      7,227       6,828        7,227       6,644
                         =========== ===========  =========== ===========

WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING
 - DILUTED                    7,227       7,195        7,227       6,915
                         =========== ===========  =========== ===========


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